Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

          THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 31, 2008, between Otelco Inc., a Delaware corporation (the “Company”), War Holdings, Inc., a Delaware corporation, Pine Tree Holdings, Inc., a Delaware corporation, The Pine Tree Telephone and Telegraph Company, a Maine corporation, CRC Communications of Maine, Inc., a Delaware corporation, Saco River Telegraph and Telephone Company, a Delaware corporation, Communications Design Acquisition Corporation, a Delaware corporation, Granby Holdings, Inc., a Delaware corporation and The Granby Telephone & Telegraph Co. of Mass., a Massachusetts corporation (each a “New Guarantor” and together the “New Guarantors”), each other subsidiary of the Company listed on the signature pages hereto (the “Existing Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture defined below (the “Trustee”).

WITNESSETH:

          WHEREAS, the Company and Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of December 21, 2004, providing for the issuance of an unlimited aggregate principal amount of 13% senior subordinated notes due 2019 (the “Notes”), as supplemented by the First Supplemental Indenture dated as of July 3, 2006 (“First Supplemental Indenture”), providing for the guarantee of the Company’s obligations under the Indenture by certain additional Guarantors, and the Second Supplemental Indenture dated as of July 5, 2007 (“Second Supplemental Indenture”), providing for the issuance of additional Notes;

          WHEREAS, Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture; and

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors, the Existing Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

          1.          Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

          2.          Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby and by the First Supplemental Indenture and Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture, as supplemented by the First Supplemental Indenture and Second Supplemental Indenture, for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

          3.          Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

          4.          Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          5.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6.          Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

          7.          Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

OTELCO INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

WAR HOLDINGS, INC.
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

PINE TREE HOLDINGS, INC.
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

THE PINE TREE TELEPHONE AND TELEGRAPH COMPANY
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

CRC COMMUNICATIONS OF MAINE, INC.
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

Third Supplemental Indenture

SACO RIVER TELEGRAPH AND TELEPHONE COMPANY
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

COMMUNICATIONS DESIGN ACQUISITION CORPORATION
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

GRANBY HOLDINGS, INC.
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

THE GRANBY TELEPHONE & TELEGRAPH CO. OF MASS.
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BRINDLEE HOLDINGS LLC
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

Third Supplemental Indenture

BRINDLEE MOUNTAIN TELEPHONE COMPANY
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BLOUNTSVILLE TELEPHONE COMPANY, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER HOLDING COMPANY, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER TELECOMMUNICATIONS COMPANY, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

IMAGINATION, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

Third Supplemental Indenture

MID-MAINE COMMUNICATIONS, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Vice President

MID-MAINE TELPLUS
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Vice President

MID-MISSOURI HOLDING CORP.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELECOMMUNICATIONS LLC
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELEPHONE LLC
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

Third Supplemental Indenture

PAGE & KISER COMMUNICATIONS, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

Third Supplemental Indenture